LOAN AGREEMENT

This Agreement states that Richard Epstein is loaning eConnect the sum of $100,000 on the following terms and conditions:

1.  The loan will be repaid at 15% simple interest on May 15, 2000.

2.  The combined principal and interest will be $115,000.


/s/  Thomas S. Hughes                     /s/  Richard Epstein
Thomas S. Hughes                          Richard Epstein
Chairman & CEO, eConnect